Exhibit 99.1

Press Release

July 27, 2017

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD SECOND QUARTER NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that second quarter 2017 net income was $6.4 million, or $0.39 per diluted common share. This is the highest net income ever recorded by the Company for the second quarter of any year. This compares to second quarter 2016 net income of $5.5 million, or $0.34 per diluted common share. On July 26, 2017, the Company’s Board of Directors declared a regular quarterly dividend of $0.18 per common share. The dividend is payable on August 23, 2017, to stockholders of record on August 9, 2017.

For the first six months of 2017, net income was $12.5 million, or $0.76 per diluted common share, up from $11.2 million, or $0.69 per diluted common share, for the first six months of 2016.

“West Bancorporation, Inc. has again delivered record results,” commented Dave Nelson, President and Chief Executive Officer of the Company. “We have now had twelve consecutive record quarters for each respective quarter. We remain confident in our ability to create value for our stockholders in an evolving environment through profitable operations and strategic, organic growth."

Brad Winterbottom, West Bank President, said, “We have delivered solid performance in the second quarter and continue to manage the business for the long term. Our business model has driven consistent growth over the past several years. While we experienced some loan payoffs during the second quarter, we believe our pipeline remains healthy. We are leveraging our capabilities and markets to drive more business development while executing prudent risk management.”

Eastern Iowa Market President, Jim Conard, commented, “We are pleased to announce that we have hired Lanett Siefers as Retail Banking Manager in our Coralville office.  Lanett has over 30 years of retail banking experience in our market and already has established relationships with many of our customers and business prospects.  Lanett’s experience, professionalism and leadership will be a great complement to our retail banking team.”

“Our momentum continued through the second quarter, with total loans outstanding in the Rochester office exceeding $121 million at June 30, 2017, which is an increase of 8.5 percent since December 31, 2016,” said Mike Zinser, Rochester Market President. “In addition to strong loan growth in business banking, our personal banking team is ramping up well ahead of our expectations. This has contributed to growing our deposit base to over $35 million.   West Bank’s strategy in Rochester was purposely designed with the expectation that loan growth would outpace deposit growth.  This approach has had a very positive impact on the Rochester community, as loans to local Rochester businesses have allowed those businesses to grow and prosper.”  Zinser concluded, “Our city deserves a strong community bank, and we are proud of our continued investment in the Rochester area.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 28, 2017. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 11, 2017, by dialing 877-344-7529. The replay passcode is 10098204.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Iowa City, Iowa, one office in Coralville, Iowa and one office in Rochester, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company's business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2017	June 30, 2016
Assets
Cash and due from banks	$42,617	$42,688
Federal funds sold	4,169	5,456
Investment securities available for sale, at fair value	322,597	291,939
Investment securities held to maturity, at amortized cost	46,317	48,963
Federal Home Loan Bank stock, at cost	11,081	12,439
Loans	1,435,379	1,380,841
Allowance for loan losses	(16,486)	(15,829)
Loans, net	1,418,893	1,365,012
Premises and equipment, net	23,072	18,719
Bank-owned life insurance	33,284	32,797
Other assets	15,557	13,672
Total assets	$1,917,587	$1,831,685

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$386,246	$458,197
Interest-bearing:
Demand	339,821	264,241
Savings	690,341	677,497
Time of $250 or more	13,102	12,870
Other time	145,565	97,457
Total deposits	1,575,075	1,510,262
Short-term borrowings	15,160	27,240
Long-term borrowings	146,506	126,302
Other liabilities	5,960	6,902
Stockholders' equity	174,886	160,979
Total liabilities and stockholders' equity	$1,917,587	$1,831,685

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2017	2016	2017	2016
Interest income
Loans, including fees	$16,042	$14,303	$31,011	$27,769
Investment securities	2,054	1,895	3,859	3,933
Other	70	11	87	31
Total interest income	18,166	16,209	34,957	31,733
Interest expense
Deposits	1,781	824	2,976	1,529
Short-term borrowings	23	18	69	34
Long-term borrowings	1,269	1,094	2,430	2,198
Total interest expense	3,073	1,936	5,475	3,761
Net interest income	15,093	14,273	29,482	27,972
Provision for loan losses	—	500	—	700
Net interest income after provision for loan losses	15,093	13,773	29,482	27,272
Noninterest income
Service charges on deposit accounts	631	619	1,231	1,215
Debit card usage fees	458	475	898	922
Trust services	436	294	828	591
Increase in cash value of bank-owned life insurance	163	164	317	332
Gain from bank-owned life insurance	—	—	307	443
Realized investment securities gains, net	229	60	226	60
Other income	399	291	669	570
Total noninterest income	2,316	1,903	4,476	4,133
Noninterest expense
Salaries and employee benefits	4,449	4,234	8,786	8,490
Occupancy	1,131	983	2,228	1,934
Data processing	708	627	1,396	1,206
FDIC insurance	150	224	363	442
Other expenses	1,734	1,751	3,442	3,546
Total noninterest expense	8,172	7,819	16,215	15,618
Income before income taxes	9,237	7,857	17,743	15,787
Income taxes	2,872	2,381	5,272	4,615
Net income	$6,365	$5,476	$12,471	$11,172

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2017
2nd Quarter	$0.39	$0.39	$0.18	$24.60	$21.40
1st Quarter	0.38	0.37	0.17	24.90	20.60

2016
4th Quarter	$0.37	$0.37	$0.17	$25.05	$18.75
3rd Quarter	0.36	0.36	0.17	20.52	17.65
2nd Quarter	0.34	0.34	0.17	19.65	17.33
1st Quarter	0.35	0.35	0.16	19.58	16.04
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2017	2016	2017	2016
Return on average assets	1.33%	1.22%	1.34%	1.27%
Return on average equity	14.86%	13.90%	14.83%	14.33%
Net interest margin	3.44%	3.52%	3.46%	3.52%
Efficiency ratio*	45.93%	46.62%	46.38%	46.76%

			As of June 30,
			2017	2016
Texas ratio*			0.43%	0.60%
Allowance for loan losses ratio			1.15%	1.15%
Tangible common equity ratio			9.12%	8.79%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.